Exhibit 99.1

Popular, Inc. Announces Second Quarter Financial Results

  Reports net loss of $511.3 million and adjusted net income of $86.2 million, which excludes a $414.1 million expense due to the repayment of TARP and a $186.5 million goodwill write-down related to the sale of three U.S. regions
  The continuing operations reflected a net loss of $329.6 million and adjusted net income of $74.5 million
  The discontinued operations reflected a net loss of $181.7 million for the quarter ended June 30, 2014 and adjusted net income of $11.6 million
  Adjusted net interest margin of 4.68% in Q2 2014 vs. 4.70% in Q1 2014; actual net interest margin of (0.77)% due to the impact of TARP repayment
  Credit Quality (excluding covered loans):
  Non-performing loan inflows, excluding consumer loans, were down by $54.2 million from Q1 2014; Q1 2014 included the previously disclosed inflow of a single credit relationship for $51.6 million;
  Non-performing loans held-in-portfolio (NPLs) flat quarter over quarter, increasing slightly by $4.4 million; NPLs to loans ratio increased to 3.3% from 2.9% in Q1 2014, primarily reflecting the reduction in loan balances from the reclassification to the discontinued operations;
  Net charge-offs (NCOs) increased slightly by $3.0 million quarter over quarter, as Q1 2014 results included significant recoveries; NCOs were 0.94% of average loans held-in-portfolio vs. 0.80% in Q1 2014;
  Allowance for loan losses of $526.2 million vs. $542.6 million in Q1 2014; Allowance for loan losses to loans held-in-portfolio at 2.68% vs. 2.51% in Q1 2014.
  Entered into definitive agreements to sell regional operations in California, Illinois and Central Florida to three different buyers
  Repaid TARP funds on July 2, 2014
  Common Equity Tier 1 ratio of 13.5% and Tangible Book Value per Share of $35.84 at June 30, 2014; capital exceeds well-capitalized threshold by $2.0 billion. Pro-forma, post-TARP Common Equity Tier 1 Capital ratio of 13.8% as of June 30, 2014

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--July 24, 2014--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported a net loss of $511.3 million and adjusted net income of $86.2 million for the quarter ended June 30, 2014, compared to net income of $86.4 million for the quarter ended March 31, 2014.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: "Popular achieved two key milestones this quarter in our TARP repayment and the restructuring of the US mainland operations, further strengthening our franchise. The company continues to report strong capital and stable credit results, in spite of the economic headwinds facing Puerto Rico. We maintain our focus on strategic initiatives to create additional shareholder value."

Earnings Highlights
(Unaudited)
	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-14	31-Mar-14	30-Jun-13	30-Jun-14	30-Jun-13
Net interest (expense) income	$ (59,381)	$ 351,171	$ 334,411	$ 291,790	$ 659,055
Provision for loan losses – non-covered loans	50,074	54,122	228,975	104,196	438,068
Provision for loan losses – covered loans [1]	11,604	25,714	25,500	37,318	43,056
Net interest (expense) income after provision for loan losses	(121,059)	271,335	79,936	150,276	177,931
FDIC loss share expense	(55,261)	(24,206)	(3,755)	(79,467)	(30,021)
Other non-interest income	118,050	120,238	292,473	238,288	349,049
Operating expenses	275,439	277,599	293,864	553,038	609,089
(Loss) income from continuing operations before income tax	(333,709)	89,768	74,790	(243,941)	(112,130)
Income tax (benefit) expense	(4,124)	23,264	(237,380)	19,140	(294,257)
(Loss) income from continuing operations	$ (329,585)	$ 66,504	$ 312,170	$ (263,081)	$ 182,127
(Loss) income from discontinued operations, net of tax	$ (181,729)	$ 19,905	$ 15,298	$ (161,824)	$ 25,034
Net (loss) income	$ (511,314)	$ 86,409	$ 327,468	$ (424,905)	$ 207,161
Net (loss) income applicable to common stock	$ (512,245)	$ 85,478	$ 326,537	$ (426,767)	$ 205,300
Net (loss) income per common share from continuing operations - Basic	$ (3.21)	$ 0.64	$ 3.03	$ (2.58)	$ 1.76
Net (loss) income per common share from continuing operations - Diluted	$ (3.21)	$ 0.64	$ 3.02	$ (2.58)	$ 1.75
Net (loss) income per common share from discontinued operations - Basic	$ (1.77)	$ 0.19	$ 0.15	$ (1.57)	$ 0.24
Net (loss) income per common share from discontinued operations - Diluted	$ (1.77)	$ 0.19	$ 0.15	$ (1.57)	$ 0.24

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Significant events

  On July 2, 2014, the Corporation completed the repayment of TARP funds to the U.S. Treasury through the repurchase of $935 million of trust capital securities issued to the U.S. Treasury under the TARP Capital Purchase Program. The Corporation funded the repurchase through a combination of available cash and approximately $400 million from the proceeds of the issuance of its $450 million aggregate principal amount of 7% Senior Notes due on 2019 issued on July 1, 2014.

On July 23, 2014, the Corporation also completed the repurchase of the outstanding warrant initially issued to the U.S. Treasury under the TARP Capital Purchase Program in 2008. The warrant represented the right to purchase 2,093,284 shares of the Corporation’s common stock at an exercise price of $67 per share with an original term of 10 years. The Corporation and the U.S. Treasury agreed upon a repurchase price of $3.0 million for the warrant. With the completion of this transaction, the Corporation completed its exit from the TARP Capital Purchase Program.

In connection with the repayment of TARP on July 2, 2014, the Corporation accelerated the related amortization of the discount and deferred costs amounting to $414.1 million during the second quarter of 2014, which is reflected as part of interest expense in the consolidated statement of operations.

  On April 22, 2014, the Corporation entered into definitive agreements to sell the California, Illinois and Central Florida regional operations of Popular Community Bank (“PCB”) to three different buyers. The transactions are expected to be completed by the end of the fourth quarter of 2014. In connection with these transactions, the Corporation intends to centralize certain back office operations in Puerto Rico and New York. The decision to sell these businesses resulted in the discontinuance of each of these respective operations.

During the quarter ended June 30, 2014, the Corporation recorded a non-cash goodwill impairment charge of $186.5 million, related to the goodwill asset allocated to these regions. This non-cash charge had no impact on the Corporation’s tangible capital or regulatory capital ratios.

The Corporation expects to realize a net pre-tax gain estimated at approximately $19 million, upon the closing of these transactions.

In connection with the reorganization plan, the Corporation estimates that it will incur restructuring charges of approximately $54 million, comprised of $32 million in severance and retention payments and $22 million in operational set-up costs and lease cancelations, of which $4.6 million were incurred during the second quarter of 2014. The remaining costs consisting of severance payments and other employee benefits, lease and other contract termination expenses will be recognized during the third and fourth quarter of 2014 as well as early 2015, as incurred. Also, in early 2015, annual operating expenses are expected to be reduced by approximately $45 million, after the reorganization is complete. This decrease in expenses is expected to offset the reduction in revenues that will result from the sale of the regional operations.

As required by US GAAP, current and prior periods presented in the consolidated statement of operations as well as financial information covering income and expense amounts presented in this earnings release has been retrospectively adjusted for the impact of the discontinued operations for comparative purposes. The consolidated statement of financial condition and related financial information for prior periods included in this earnings release do not reflect the reclassification of PCB’s assets and liabilities to discontinued operations. Refer to Table P for a detail of the net loss, assets and liabilities from the discontinued operations. Also, refer to Table Q for details of the restructuring charges incurred during the quarter ended June 30, 2014.

The following table reflects the results of operations for the second quarter of 2014, with adjustments to exclude the impact of significant events.

	Quarter ended
(Unaudited)	30-Jun-14
(In thousands)	Actual Results (US GAAP)	TARP repayment discount amortization and Income Tax adjustments [2]	Goodwill impairment and Restructuring charges [3]	Adjusted Results (Non-GAAP)
Net interest (expense) income	$(59,381)	$(414,068)	$-	$354,687
Provision for loan losses – non-covered loans	50,074	-	-	50,074
Provision for loan losses – covered loans [1]	11,604	-	-	11,604
Net interest (expense) income after provision for loan losses	(121,059)	(414,068)	-	293,009
FDIC loss share expense	(55,261)	-	-	(55,261)
Other non-interest income	118,050	-	-	118,050
Operating expenses	275,439	-	4,574	270,865
(Loss) income from continuing operations before income tax	(333,709)	(414,068)	(4,574)	84,933
Income tax (benefit) expense	(4,124)	(14,524)	-	10,400
(Loss) income from continuing operations	$(329,585)	$(399,544)	$(4,574)	$74,533
(Loss) income from discontinued operations, net of tax	$(181,729)	$-	$(193,363)	$11,634
Net (loss) income	$(511,314)	$(399,544)	$(197,937)	$86,167

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

[2] Income tax adjustments include a benefit of approximately $23.4 million related to a Closing Agreement with the PR Department of Treasury, completed during the second quarter of 2014 and the negative impact of the deferred tax asset valuation allowance of approximately $8.9 million recorded at the Holding Company, due to the difference in the tax treatment of the interest expense related to the TARP funds and the newly issued $450 million senior notes. Refer to Income taxes section for further details.

[3] Adjustments included within Loss from discontinued operations include approximately $186.5 million of goodwill impairment charge and $6.9 million in transaction costs, which include severance payment expenses, legal and other professional services, incurred in connection with the agreements to sell the U.S. regional operations. Refer to Table P for a detail of the net loss from discontinued operations. Adjustments within operating expenses are related to restructuring charges incurred in connection with the reorganization of PCB. Refer to Table Q for a detail of restructuring charges.

	Quarters ended
(Unaudited)	Adjusted Results Non-GAAP	GAAP as reported
(In thousands)	30-Jun-14	31-Mar-14	Variance
Net interest income	$354,687	$351,171	$3,516
Provision for loan losses – non-covered loans	50,074	54,122	(4,048)
Provision for loan losses – covered loans [1]	11,604	25,714	(14,110)
Net interest income after provision for loan losses	293,009	271,335	21,674
FDIC loss share expense	(55,261)	(24,206)	(31,055)
Other non-interest income	118,050	120,238	(2,188)
Operating expenses	270,865	277,599	(6,734)
Income (loss) from continuing operations before income tax	84,933	89,768	(4,835)
Income tax expense (benefit)	10,400	23,264	(12,864)
Income from continuing operations	$74,533	$66,504	$8,029
Income (loss) from discontinued operations, net of tax	11,634	19,905	$(8,271)
Net income (loss)	$86,167	$86,409	$(242)

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Net interest income

For the quarter ended June 30, 2014, the Corporation had a net interest expense of $59.4 million. Excluding the impact of the accelerated amortization of the discount and deferred costs of $414.1 million associated with the TARP trust preferred securities, net interest income was $354.7 million, an increase of $3.5 million from the previous quarter. Net interest margin was negative 0.77% for the second quarter of 2014. Excluding the above mentioned accelerated amortization, the net interest margin for the second quarter of 2014 was 4.68%, a decline of two basis points when compared with the first quarter of 2014. The main drivers of the adjusted increase in the net interest income were:

  An increase of $4.1 million, or four basis points, on income from consumer loans, mainly related to the purchase of approximately $90 million in consumer loans near the end of the first quarter of 2014, as well as higher volume of auto loans and higher yield from the credit cards portfolio
  An increase of $1.9 million, or sixty five basis points, on the covered loan portfolio mainly related to the resolution of a particular loan pool, which generated a one-time accretion income of approximately $4.9 million during the second quarter, partially offset by lower volume in the portfolio as part of its normal amortization
  A decrease of $0.7 million, or three basis points, on interest expense on deposits due mainly to certificates of deposits in individual retirement accounts which were re-priced at lower rates during the second quarter

These positive variances were partially offset by:

  A decrease of $2.4 million, or approximately five hundred basis points, on income from construction loans due to higher interest collected on non accruing loans in BPNA during the first quarter of 2014.

BPPR’s net interest margin was 5.50%, an increase of one basis point from the previous quarter. Net interest income amounted to $334.0 million for the quarter ended June 30, 2014, compared with $327.9 million for the previous quarter. The increase in the net interest income was mainly due to the above mentioned increase in interest income from covered loans and the acquisition of consumer loans at the end of the first quarter of 2014.

BPNA earned $48.7 million in net interest income for the quarter ended June 30, 2014, compared with $51.4 million in the previous quarter. The decrease in net interest margin of sixteen basis points to 3.25% was mainly related to lower yields from construction loans associated to the previously mentioned interest collections from loans previously in non accruing status during the first quarter.

Non-interest income

Non-interest income was $62.8 million for the second quarter of 2014, a decrease of $33.2 million when compared with the first quarter. This decline was driven primarily by the following items:

  Higher FDIC loss-share expense by $31.1 million due mainly to a higher amortization of the indemnification asset by $23.2 million. During the second quarter, the Corporation revised its analysis of expected cash flows which resulted in a net decrease of approximately $102.9 million in estimated credit losses, which was driven mainly by certain commercial loan pools. Though this will have a positive impact on the Corporation’s interest accretion in future periods, the carrying value of the indemnification asset was amortized to reflect lower levels of expected losses. This amortization is recognized over the shorter of the remaining life of the loan pools, which had an average life of approximately six years, or the indemnification asset, which as of June 30, 2014 is one year for commercial, construction and consumer loans and of six years for single-family residential mortgage loans. Additionally, lower mirror accounting of credit impairment losses by $4.7 million and an unfavorable variance in the fair value adjustment of the true-up payment obligation of $2.4 million for the second quarter, when compared with the first quarter of 2014, also contributed to the higher expense. See additional details about covered portfolio and FDIC indemnity asset in Table O.
  Lower other operating income by $13.1 million due to lower net earnings on the portfolio of investments under the equity method by $9.5 million, primarily due to the net gain of $6.5 million recorded during the first quarter as a result of an acquisition completed by the Corporation’s equity method investee based in the Dominican Republic, Centro Financiero BHD. Also, during the first quarter of 2014, there was a release of escrow reserves of approximately $2.3 million associated with the bulk sale of non-performing loans completed during the first quarter of 2013.

These negative variances were partially offset by:

  Higher other service fees by $3.7 million due to higher volume of credit and debit card transaction fees, higher commission income from the insurance and broker dealer business at the BPPR segment as well as higher insurance commissions at the BPNA segment. See additional details about other service fees in Table F.
  Higher net gain on sale of loans, including valuation adjustments on loans held-for-sale by $5.3 million, mainly at BPNA due to higher gains on sales of non-performing commercial loans.
  Lower provision for indemnity reserves by $2.9 million related primarily to loans subject to credit recourse and customary representations and warranties, at both BPPR and BPNA, partially offset by a partial release of the reserve recognized during the first quarter of 2014, for the indemnification provision related to the sale of non-performing assets completed during the first quarter of 2013.

Refer to Table B for further details.

Financial Impact of FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13	30-Jun-14	30-Jun-13

Income Statement
Interest income on covered loans	$82,975	$81,098	$70,136	$164,073	$142,320
Total FDIC loss share expense	(55,261)	(24,206)	(3,755)	(79,467)	(30,021)
Other non-interest income	-	-	242	-	484
Provision for loan losses	11,604	25,714	25,500	37,318	43,056
Total revenues less provision for loan losses	$16,110	$31,178	$41,123	$47,288	$69,727

Balance Sheet
Loans covered under loss-sharing agreements with FDIC	$2,736,102	$2,870,054	$3,199,998
FDIC loss share asset	751,553	833,721	1,379,342
FDIC true-up payment obligation	127,551	126,345	118,770

See additional details on accounting for FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses decreased by $2.2 million when compared with the first quarter of 2014, driven primarily by:

  Lower personnel costs by $5.2 million mostly due to lower payroll tax resulting from lower taxable salaries during the quarter ended June 30, 2014, accompanied by lower medical plan expenses by $1.2 million.
  Lower net occupancy expense by $1.1 million resulting from a negative adjustment to the outstanding deferred rent liability for operating leases in BPNA, recorded during the first quarter of 2014, and lower utility expenses in BPPR driven by a reduction in consumption.
  Lower other real estate owned (OREO) expenses by $3.0 million due to higher gains on sale of commercial OREOs in BPNA.
  Lower other operating expenses by $2.3 million as a result of a sundry reserve release of approximately $1.4 million at BPNA, a release of $2.4 million in other contingency reserves in the Puerto Rico Operations, and lower LSA reimbursable expenses by $2.4 million due to property tax payments made during the first quarter of 2014; partially offset by higher provision for unused commitments in BPPR by $4.5 million.

These decreases were partially offset by:

  Higher business promotion expense by $4.7 million, mainly in BPPR due to higher advertising fees, and higher credit cards rewards expense.
  Higher restructuring costs by $4.6 million as a result of the PCB strategic reorganization. Refer to Table Q for a detail of restructuring charges.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $10.1 million for the second quarter of 2014, compared with $12.8 million for the first quarter of 2014. The decrease was principally due to lower loan restructuring and collection expenses, mainly for covered loans, and higher gains on sales of OREO’s at BPNA.

Full-time equivalent employees (“FTEs”), including discontinued operations, were 8,032 as of June 30, 2014, compared with 8,053 as of March 31, 2014, and 8,117 as of June 30, 2013.

For a breakdown of operating expenses by category refer to table B.

Income taxes

Income tax benefit for the second quarter of 2014 amounted to $4.1 million, compared to an income tax expense of $23.3 million for the first quarter of 2014. The variance in income tax expense is mainly due to a tax benefit recorded during the second quarter of 2014 of approximately $23.4 million due to a reduction in the deferred tax liability associated with the Westernbank loan portfolio as a result of a Closing Agreement entered into with the Puerto Rico Department of the Treasury (“PR Treasury”) during the quarter, offset by the negative impact of the deferred tax asset valuation allowance of approximately $8.9 million recorded at the Holding Company, due to the difference in the tax treatment of interest expense related to the TARP funds and the newly issued $450 million senior notes. The Closing Agreement, among other matters, was related to the income tax treatment of certain charge-offs related to the loans acquired from Westernbank as part of the FDIC assisted transaction in the year 2010. In connection with this closing agreement, the Corporation disbursed an estimated income tax payment of $45 million which will be used as a credit to offset future income tax liabilities.

On July 1, 2014, the Government of Puerto Rico approved an amendment to the Internal Revenue Code, which, among other things, changed the income tax rate for capital gains from 15% to 20%. As a result, the Corporation expects to recognize an income tax expense of approximately $20.0 million during the third quarter of 2014, mainly related to the deferred tax liability associated with the portfolio acquired from Westernbank.

Credit Quality

The following table presents non-performing assets information:

Non-Performing Assets
(Unaudited)
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13
Total non-performing loans held-in-portfolio, excluding covered loans	$639,735	$635,334	$613,867
Non-performing loans held-for-sale	4,426	789	10,697
Other real estate owned (“OREO”), excluding covered OREO	139,420	136,965	158,920
Total non-performing assets, excluding covered assets	783,581	773,088	783,484
Covered loans and OREO	171,955	182,659	210,903
Total non-performing assets	$955,536	$955,747	$994,387
Net charge-offs for the quarter (excluding covered loans)	$46,201	$43,246	$79,145

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio (1)	$19,635,224	$21,611,777	$21,521,659
Non-performing loans held-in-portfolio to loans held-in-portfolio (1)	3.26%	2.94%	2.85%
Allowance for loan losses to loans held-in-portfolio	2.68	2.51	2.46
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	82.26	85.40	86.14
[1] During the quarter ended June 30, 2014, approximately $1.8 billion in loans held-in-portfolio were reclassified to the discontinued operations, of which $9.5 million were in non-performing status.

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13	30-Jun-14	30-Jun-13
Provision (reversal) for loan losses - non-covered loans:
BPPR	$74,860	$53,915	$230,464	$128,775	$434,753
BPNA	(24,786)	207	(1,489)	(24,579)	3,315
Total provision for loan losses - non-covered loans	50,074	54,122	228,975	104,196	438,068
Provision for loan losses - covered loans	11,604	25,714	25,500	37,318	43,056
Total provision for loan losses	$61,678	$79,836	$254,475	$141,514	$481,124

Credit Quality

The Corporation’s overall asset quality remained relatively stable when compared to the first quarter of 2014. The BPNA segment continued to reflect strong credit quality led by the improved risk profile of its loan portfolios. Nevertheless, challenging economic and fiscal conditions in Puerto Rico continued to influence credit quality results in the BPPR segment.

The following presents credit quality performance for the second quarter of 2014 for the Corporation’s non-covered portfolios. Unless otherwise noted, all credit metrics for the second quarter of 2014 are from continuing operations.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $54.2 million, or 26.3%, from the previous quarter. The first quarter of 2014 included the impact of a single $51.6 million commercial borrower in BPPR, which continues to be current, despite its non-performing classification. Excluding this impact from the prior quarter, inflows decreased by $2.6 million.
  Non-performing loans held-in-portfolio increased slightly by $4.4 million from the first quarter of 2014. This increase was driven by an increase of $41.6 million in the BPPR segment mostly related to higher mortgage NPLs, offset in part by an improvement of $37.2 million in the BPNA segment.
  Net charge-offs for the second quarter of 2014 amounted to $46.2 million, or an annualized 0.94% of average non-covered loans held-in-portfolio, compared to $43.2 million, or 0.80% in the first quarter of 2014. The increase of $3.0 million primarily reflects the impact of significant recoveries from the BPNA segment in the previous quarter. The NCO ratio increase reflects the impact of the reclassification of the discontinued operations loan portfolios. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses decreased by $16.3 million from the first quarter of 2014, mainly driven by a $47.9 million reserve release in BPNA prompted by continued improvements in credit quality trends and the reclassification of $20.2 million attributable to the discontinued operations, offset in part by higher reserves for the BPPR segment of $31.5 million. The general and specific reserves related to non-covered loans totaled $405.2 million and $121.0 million, respectively, at quarter-end, compared with $427.5 million and $115.1 million, respectively, as of March 31, 2014. The ratio of the allowance for loan losses to loans held-in-portfolio increased at 2.68% in the second quarter of 2014, compared to 2.51% in the previous quarter.
  The provision for loan losses for the second quarter of 2014 amounted to $50.1 million, compared to $54.1 million in the first quarter of 2014, reflecting a higher provision in Puerto Rico and a release in the US operations.

Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Jun-14	31-Mar-14	30-Jun-13
Provision for loan losses	$74,860	$53,915	$230,464
Net charge-offs	43,335	45,950	61,404[1]
Total non-performing loans held-in-portfolio, excluding covered loans	573,806	532,223	419,427

Allowance / non-covered loans held-in-portfolio	2.94%	2.72%	2.51%
[1] For the quarter ended June 30, 2013, excludes net write-downs of $199.5 million related to the NPL's bulk sale.

	Quarters ended
BPNA	30-Jun-14	31-Mar-14	30-Jun-13
Provision for loan losses (reversal of provision) - Continuing operations	$(24,786)	$207	$(1,489)
Provision for loan losses (reversal of provision) - Discontinued operations	-	(6,764)	(5,067)
Net charge-offs (recoveries) - Continuing operations	2,866	2,841	8,840
Net charge-offs (recoveries) - Discontinued operations	-	(5,545)	8,901
Total non-performing loans held-in-portfolio	65,929	103,111	194,440
Allowance / non-covered loans held-in-portfolio	1.59%	1.91%	2.32%

BPPR Segment

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $47.0 million, or 25.7%, from the first quarter of 2014, as the prior quarter included the impact of the aforementioned $51.6 million commercial relationship. Excluding this impact from the prior quarter, inflows reflect an increase of $4.6 million, mainly from the mortgage portfolio.
  Total NPLs held-in-portfolio increased by $41.6 million from the first quarter of 2014, largely driven by higher mortgage and commercial NPLs of $32.6 million and $7.6 million, respectively. Mortgage NPL inflows continue outpacing outflows, driving mortgage NPLs upward after the NPL bulk sale completed during the second quarter of 2013.
  Net charge-offs were $43.3 million, decreasing by $2.6 million, or 5.7%, from the first quarter of 2014, primarily reflecting lower net charge-offs in the commercial portfolio. The ratio of net charge-offs to average loans held-in-portfolio decreased to 1.09% on an annualized basis, from 1.16% in the previous quarter.
  The allowance for loan losses increased by $31.5 million from the first quarter of 2014. The increase in the allowance was mostly driven by: (1) environmental adjustments accounting for prevailing macroeconomic conditions in Puerto Rico and the public sector utilities exposures, (2) the effect of downgrades in the internal risk ratings of certain large corporate and public sector relationships, and (3) higher specific reserves for commercial loans. These increases were partially offset by a $14.9 million reserve release as part of the annual review of the components of the ALLL models. The allowance for loan losses as a percentage of loans held-in-portfolio increased to 2.94% compared to 2.72% in the first quarter of 2014.
  The provision for loan losses for the second quarter of 2014 amounted to $74.9 million, increasing by $20.9 million from the previous quarter, predominantly driven by the aforementioned allowance increase.

BPNA Segment

  Total NPLs held-in-portfolio decreased by $37.2 million, or 36.1%, from the first quarter of 2014, primarily driven by a $28.4 million reduction in commercial NPLs, reflecting the impact of sales and credit quality improvements, and $9.5 million attributed to the reclassification of the discontinued operations. Total inflows of non-performing loans held-in-portfolio, excluding consumer loans, decreased by $7.2 million, or 31.6%, from the first quarter of 2014.
  Net charge-offs amounted to $2.9 million, increasing by $5.6 million from the previous quarter of 2014, as the first quarter included the effect of significant recoveries in the commercial and legacy portfolios. The ratio of net charge-offs to average loans held-in-portfolio was 30 basis points on an annualized basis, compared to a net recovery of 19 basis points in the previous quarter.

  The allowance for loan losses decreased by $47.9 million from the first quarter of 2014, primarily reflective of the continued improvements in credit quality trends, the reclassification of $20.2 million attributable to the discontinued operations, and a $3.8 million reserve release as part of the annual review of the components of the ALLL models. In light of these improvements, the provision for loan losses in the second quarter of 2014 resulted in a provision release of $24.8 million. The allowance for loan losses as a percentage of loans held-in-portfolio decreased to 1.59% from 1.91% in the first quarter of 2014.

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13
Money market, trading and investment securities	$7,949,164	$8,056,145	$6,840,871
Loans not covered under loss sharing agreements with the FDIC	19,635,224	21,611,777	21,521,659
Loans covered under loss sharing agreements with the FDIC	2,736,102	2,870,054	3,199,998
Assets from discontinued operations	1,828,382	-	-
Total assets	36,587,902	36,744,162	36,684,594
Deposits	24,901,152	27,265,651	26,759,428
Borrowings	4,465,965	3,715,821	4,694,671
Liabilities from discontinued operations	2,079,742	-	-
Total liabilities	32,327,461	31,998,415	32,489,558
Stockholders’ equity	4,260,441	4,745,747	4,195,036

During the quarter ended June 30, 2014, the Corporation reclassified $1.8 billion in assets and $2.1 billion in liabilities to discontinued operations in the statement of financial condition as part of the reorganization of PCB. Refer to Table P for details of discontinued operations.

Total assets decreased by $156.3 million from the first quarter of 2014, driven by:

  A decrease of $114.9 million in investment securities available-for-sale mainly due to a decrease of $85.1 million in federal agency CMOs due to maturities and paydowns in BPPR and BPNA during the second quarter of 2014, accompanied by a decrease of $61.9 million in MBS resulting from principal paydowns, partially offset by an increase of $32.1 million in US agency obligations.
  A decrease of $172.4 million in non-covered loans held-in-portfolio, excluding the reclassification of $1.8 billion in loans to discontinued operations, mainly in the BPPR commercial loan portfolio primarily as a result of a reduction of $210.6 million in the public sector, accompanied by a decrease in the BPNA loan portfolio due to the continued resolution of non-performing loans.
  The covered loan portfolio decreased by $134.0 million due to the continuation of loan resolutions and the normal portfolio run-off.
  A decrease of $82.2 million in FDIC loss share asset mainly due to collections and the amortization of the asset, which was impacted by the revised estimates of expected cash flows, as discussed in the Non-interest income section.
  A decrease of $186.5 million in goodwill due to the non-cash write-down of the goodwill allocated, on a relative fair value basis, to the discontinued U.S. businesses. This write-down had no impact on tangible or regulatory capital.

These decreases were partially offset by:

  An increase in other assets by $544.7 million mainly due to $450.0 million in trade receivables due to the issuance of senior notes raised near the end of the second quarter with a settlement date of July 1, 2014, to partially fund the repayment of the $935 million in trust preferred securities under TARP.

Total liabilities increased by $329.0 million from the first quarter of 2014, driven by:

  An increase of $853.7 million in notes payable mainly resulting from the accelerated amortization of the $414.1 million discount and deferred costs of the TARP related trust preferred securities, as well as the issuance of $450.0 million in senior notes. This increase was accompanied by higher other short-term borrowings by $30.0 million in BPNA , partially offset by a decrease in federal funds purchased and assets sold under agreements to repurchase by $133.5 million, as part of the Corporation’s funding strategies.

This increase was partially offset by:

  A decrease in deposits of $306.2 million, excluding the reclassification of $2.1 billion in deposits to discontinued operations, mainly in demand deposits, primarily due to funds received at the end of the first quarter of 2014 at BPPR, related to the Puerto Rico Government’s $3.5 billion debt issuance, temporarily deposited in trust and to be disbursed to pay bond holders.
  A decrease of $136.3 million in other liabilities mainly due to unsettled trades payable of $218.7 million at March 31, 2014.

Stockholders’ equity decreased by $485.3 million from the first quarter of 2014, mainly as a result of the net loss for the quarter of $511.3 million, principally triggered by the acceleration of the amortization of the TARP Notes discount, partially offset by a decrease of $26.3 million in net unrealized loss on investment securities available-for-sale. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Regulatory Capital

On April 22, 2014 the Corporation’s U.S. bank subsidiary declared a $250 million cash dividend to the Bank Holding Company (“BHC”), $100 million of which was contributed as additional common equity by the BHC to the Puerto Rico banking subsidiary.

On July 2, 2014, the Corporation completed the repayment TARP funds to the U.S. Treasury through the repurchase of $935 million of trust capital securities issued to the U.S. Treasury under the TARP Capital repurchase program.

Popular’s regulatory capital ratios and that of its banking subsidiaries remained in excess of “well capitalized” regulatory requirements at June 30, 2014. The estimated common equity Tier 1 (“CET1”) ratio was 13.5% at June 30, 2014 compared to 15.1% at March 31, 2014. After taking into account the repayment of TARP, pro-forma estimated Common Equity Tier 1, Tier 1 Capital and total Capital ratios as of June 30, 2014 would have been 13.8%, 15.8% and 17.1%, respectively.

Forward-Looking Statements

The information included in this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios; (v) the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our businesses, business practices and cost of operations; (vi) regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) additional Federal Deposit Insurance Corporation assessments; and (xi) possible legislative, tax or regulatory changes. For a discussion of such factors and certain risks and uncertainties to which the Corporation is subject, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, the Corporation assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey, Illinois, Florida and California.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Thursday, July 24, 2014 at 11 a.m. Eastern Standard Time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-888-317-6016 or 1-412-317-6016.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, August 1, 2014 at 9:00 a.m. Eastern Standard Time, at 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10048288.

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Covered Loans

Table P - Financial Information from Discontinued Operations

Table Q - Restructuring Charges

POPULAR, INC.
Financial Supplement to Second Quarter 2014 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Six months ended
	30-Jun-14	31-Mar-14	30-Jun-13	30-Jun-14	30-Jun-13
Basic EPS from continuing operations	$(3.21)	$0.64	$3.03	$(2.58)	$1.76
Basic EPS from discontinued operations	$(1.77)	$0.19	$0.15	$(1.57)	$0.24
Total Basic EPS	$(4.98)	$0.83	$3.18	$(4.15)	$2.00
Diluted EPS from continuing operations	$(3.21)	$0.64	$3.02	$(2.58)	$1.75
Diluted EPS from discontinued operations	$(1.77)	$0.19	$0.15	$(1.57)	$0.24
Total Diluted EPS	$(4.98)	$0.83	$3.17	$(4.15)	$1.99
Average common shares outstanding	102,781,438	102,799,752	102,620,295	102,790,545	102,642,329
Average common shares outstanding - assuming dilution	102,781,438	103,198,102	102,917,347	102,790,545	102,957,736
Common shares outstanding at end of period	103,472,979	103,455,535	103,276,131	103,472,979	103,276,131

Market value per common share	$34.18	$30.99	$30.37	$34.18	$30.37

Market capitalization - (In millions)	$3,537	$3,206	$3,136	$3,537	$3,136

Return on average assets	(5.66)%	0.97%	3.60%	(2.37)%	1.15%

Return on average common equity	(43.04)%	7.39%	32.77%	(18.19)%	10.47%

Net interest margin [2]	4.68%	4.70%	4.47%	4.69%	4.43%

Common equity per share	$40.69	$45.39	$40.13	$40.69	$40.13

Tangible common book value per common share (non-GAAP) [1]	$35.84	$38.71	$33.38	$35.84	$33.38

Tangible common equity to tangible assets (non-GAAP) [1]	10.28%	11.11%	9.58%	10.28%	9.58%

Tier 1 risk-based capital [3]	19.42%	19.35%	17.30%	19.42%	17.30%

Total risk-based capital [3]	20.69%	20.62%	18.58%	20.69%	18.58%

Tier 1 leverage [3]	13.20%	13.07%	11.46%	13.20%	11.46%

Tier 1 common equity to risk-weighted assets (non-GAAP) [1] [3]	13.51%	15.07%	13.04%	13.51%	13.04%
[1] Refer to Table N for Non-GAAP reconciliations.

[2] Not on a taxable equivalent basis. For June 30, 2014, excludes the impact of the $414.1 million TARP discount amortization. US GAAP Net interest margin was (0.77)%. Refer to Tables D & E for reconciliation.

[3] Capital ratios for the current quarter are estimated.

POPULAR, INC.
Financial Supplement to Second Quarter 2014 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Six months ended
(In thousands, except per share information)	30-Jun-14	31-Mar-14	Q2 2014 vs.Q1 2014	30-Jun-13	Q2 2014 vs.Q2 2013	30-Jun-14	30-Jun-13
Interest income:
Loans	$380,986	$377,602	$3,384	$370,298	$10,688	$758,588	$730,814
Money market investments	1,131	973	158	829	302	2,104	1,784
Investment securities	33,989	35,127	(1,138)	36,106	(2,117)	69,116	73,929
Trading account securities	5,344	5,257	87	5,456	(112)	10,601	10,970
Total interest income	421,450	418,959	2,491	412,689	8,761	840,409	817,497
Interest expense:
Deposits	26,223	26,858	(635)	32,445	(6,222)	53,081	67,061
Short-term borrowings	8,892	9,040	(148)	9,767	(875)	17,932	19,548
Long-term debt	445,716	31,890	413,826	36,066	409,650	477,606	71,833
Total interest expense	480,831	67,788	413,043	78,278	402,553	548,619	158,442
Net interest (expense) income	(59,381)	351,171	(410,552)	334,411	(393,792)	291,790	659,055
Provision for loan losses - non-covered loans	50,074	54,122	(4,048)	228,975	(178,901)	104,196	438,068
Provision for loan losses - covered loans	11,604	25,714	(14,110)	25,500	(13,896)	37,318	43,056
Net interest (expense) income after provision for loan losses	(121,059)	271,335	(392,394)	79,936	(200,995)	150,276	177,931
Service charges on deposit accounts	39,237	39,359	(122)	41,378	(2,141)	78,596	82,539
Other service fees	56,468	52,818	3,650	57,279	(811)	109,286	112,223
Mortgage banking activities	3,788	3,678	110	18,081	(14,293)	7,466	38,378
Net gain and valuation adjustments on investment securities	-	-	-	5,856	(5,856)	-	5,856
Trading account profit (loss)	1,055	1,977	(922)	(4,345)	5,400	3,032	(5,329)
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	9,659	4,393	5,266	4,291	5,368	14,052	(58,428)
Adjustments (expense) to indemnity reserves on loans sold	(7,454)	(10,347)	2,893	(11,632)	4,178	(17,801)	(27,775)
FDIC loss share (expense) income	(55,261)	(24,206)	(31,055)	(3,755)	(51,506)	(79,467)	(30,021)
Other operating income	15,297	28,360	(13,063)	181,565	(166,268)	43,657	201,585
Total non-interest income	62,789	96,032	(33,243)	288,718	(225,929)	158,821	319,028
Operating expenses:
Personnel costs
Salaries	69,149	69,038	111	68,585	564	138,187	136,207
Commissions, incentives and other bonuses	12,862	13,099	(237)	14,704	(1,842)	25,961	29,477
Pension, postretirement and medical insurance	7,532	8,701	(1,169)	13,911	(6,379)	16,233	28,224
Other personnel costs, including payroll taxes	9,557	13,463	(3,906)	9,159	398	23,020	20,032
Total personnel costs	99,100	104,301	(5,201)	106,359	(7,259)	203,401	213,940
Net occupancy expenses	20,267	21,360	(1,093)	21,059	(792)	41,627	41,551
Equipment expenses	12,044	11,412	632	11,485	559	23,456	23,105
Other taxes	13,543	13,663	(120)	15,225	(1,682)	27,206	26,753
Professional fees	67,024	66,999	25	67,015	9	134,023	134,752
Communications	6,425	6,685	(260)	6,395	30	13,110	12,946
Business promotion	16,038	11,386	4,652	15,357	681	27,424	27,942
FDIC deposit insurance	10,480	10,978	(498)	18,557	(8,077)	21,458	26,913
Other real estate owned (OREO) expenses	3,410	6,440	(3,030)	7,657	(4,247)	9,850	53,524
Credit and debit card processing, volume, interchange and other expenses	5,640	5,196	444	5,096	544	10,836	9,801
Other operating expenses	14,869	17,153	(2,284)	17,670	(2,801)	32,022	33,883
Amortization of intangibles	2,025	2,026	(1)	1,989	36	4,051	3,979
Restructuring costs	4,574	-	4,574	-	4,574	4,574	-
Total operating expenses	275,439	277,599	(2,160)	293,864	(18,425)	553,038	609,089
(Loss) income from continuing operations before income tax	(333,709)	89,768	(423,477)	74,790	(408,499)	(243,941)	(112,130)
Income tax (benefit) expense	(4,124)	23,264	(27,388)	(237,380)	233,256	19,140	(294,257)
(Loss) income from continuing operations	(329,585)	66,504	(396,089)	312,170	(641,755)	(263,081)	182,127
(Loss) income from discontinued operations, net of tax	(181,729)	19,905	(201,634)	15,298	(197,027)	(161,824)	25,034
Net (loss) income	$(511,314)	$86,409	$(597,723)	$327,468	$(838,782)	$(424,905)	$207,161
Net (loss) income applicable to common stock	$(512,245)	$85,478	$(597,723)	$326,537	$(838,782)	$(426,767)	$205,300
Net (loss) income per common share - basic:
Net (loss) income from continuing operations	$(3.21)	$0.64	$(3.85)	$3.03	$(6.24)	$(2.58)	$1.76
Net (loss) income from discontinued operations	$(1.77)	$0.19	$(1.96)	$0.15	$(1.92)	$(1.57)	$0.24
Net (loss) income per common share - basic	$(4.98)	$0.83	$(5.81)	$3.18	$(8.16)	$(4.15)	$2.00
Net (loss) income per common share - diluted:
Net (loss) income from continuing operations	$(3.21)	$0.64	$(3.85)	$3.02	$(6.23)	$(2.58)	$1.75
Net (loss) income from discontinued operations	$(1.77)	$0.19	$(1.96)	$0.15	$(1.92)	$(1.57)	$0.24
Net (loss) income per common share - diluted	$(4.98)	$0.83	$(5.81)	$3.17	$(8.15)	$(4.15)	$1.99

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q2 2014 vs.
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13	Q1 2014
Assets:
Cash and due from banks	$362,572	$387,917	$388,041	$(25,345)
Money market investments	1,666,944	1,622,433	1,071,939	44,511
Trading account securities, at fair value	345,823	359,247	294,082	(13,424)
Investment securities available-for-sale, at fair value	5,653,992	5,768,890	5,114,636	(114,898)
Investment securities held-to-maturity, at amortized cost	114,280	139,019	141,632	(24,739)
Other investment securities, at lower of cost or realizable value	168,125	166,556	218,582	1,569
Loans held-for-sale, at lower of cost or fair value	97,010	94,877	190,852	2,133
Loans held-in-portfolio:
Loans not covered under loss sharing agreements with the FDIC	19,726,234	21,703,050	21,615,754	(1,976,816)
Loans covered under loss sharing agreements with the FDIC	2,736,102	2,870,054	3,199,998	(133,952)
Less: Unearned income	91,010	91,273	94,095	(263)
Allowance for loan losses	624,911	640,348	635,219	(15,437)
Total loans held-in-portfolio, net	21,746,415	23,841,483	24,086,438	(2,095,068)
FDIC loss share asset	751,553	833,721	1,379,342	(82,168)
Premises and equipment, net	492,382	513,855	527,014	(21,473)
Other real estate not covered under loss sharing agreements with the FDIC	139,420	136,965	158,920	2,455
Other real estate covered under loss sharing agreements with the FDIC	155,805	158,747	183,225	(2,942)
Accrued income receivable	119,520	125,895	143,905	(6,375)
Mortgage servicing assets, at fair value	151,951	156,529	153,444	(4,578)
Other assets	2,292,360	1,747,646	1,935,426	544,714
Goodwill	461,246	647,757	647,757	(186,511)
Other intangible assets	40,122	42,625	49,359	(2,503)
Assets from discontinued operations	1,828,382	-	-	1,828,382
Total assets	$36,587,902	$36,744,162	$36,684,594	$(156,260)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$5,666,685	$6,326,596	$5,856,066	$(659,911)
Interest bearing	19,234,467	20,939,055	20,903,362	(1,704,588)
Total deposits	24,901,152	27,265,651	26,759,428	(2,364,499)
Federal funds purchased and assets sold under agreements to repurchase	2,074,676	2,208,213	1,672,705	(133,537)
Other short-term borrowings	31,200	1,200	1,226,200	30,000
Notes payable	2,360,089	1,506,408	1,795,766	853,681
Other liabilities	880,602	1,016,943	1,035,459	(136,341)
Liabilities from discontinued operations	2,079,742	-	-	2,079,742
Total liabilities	32,327,461	31,998,415	32,489,558	329,046
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,035	1,035	1,033	-
Surplus	4,173,616	4,171,817	4,153,525	1,799
Retained earnings	167,663	679,908	217,126	(512,245)
Treasury stock	(1,742)	(898)	(769)	(844)
Accumulated other comprehensive loss	(130,291)	(156,275)	(226,039)	25,984
Total stockholders’ equity	4,260,441	4,745,747	4,195,036	(485,306)
Total liabilities and stockholders’ equity	$36,587,902	$36,744,162	$36,684,594	$(156,260)

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
($ amounts in millions; yields not on a taxable equivalent basis)	30-Jun-14			31-Mar-14			30-Jun-13			Q2 2014 vs. Q1 2014			Q2 2014 vs. Q2 2013
	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$7,839	$40.4	2.07%	$7,566	$41.4	2.19%	$6,943	$42.4	2.44%	$273	($1.0)	(0.12)%	$896	($2.0)	(0.37)%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	8,446	102.2	4.86	8,487	100.7	4.81	8,206	99.9	4.88	(41)	1.5	0.05	240	2.3	(0.02)
Construction	175	2.4	5.55	186	4.8	10.54	312	3.5	4.52	(11)	(2.4)	(4.99)	(137)	(1.1)	1.03
Mortgage	6,691	85.3	5.10	6,691	86.9	5.20	7,019	91.2	5.20	-	(1.6)	(0.10)	(328)	(5.9)	(0.10)
Consumer	3,894	97.9	10.08	3,761	93.8	10.12	3,720	94.7	10.20	133	4.1	(0.04)	174	3.2	(0.12)
Lease financing	546	10.2	7.43	544	10.3	7.57	542	10.9	8.02	2	(0.1)	(0.14)	4	(0.7)	(0.59)
Total loans not covered under loss sharing agreements with the FDIC	19,752	298.0	6.05	19,669	296.5	6.09	19,799	300.2	6.07	83	1.5	(0.04)	(47)	(2.2)	(0.02)
Loans covered under loss sharing agreements with the FDIC	2,811	83.0	11.83	2,934	81.1	11.18	3,269	70.1	8.60	(123)	1.9	0.65	(458)	12.9	3.23
Total loans	22,563	381.0	6.77	22,603	377.6	6.75	23,068	370.3	6.43	(40)	3.4	0.02	(505)	10.7	0.34
Total interest earning assets	30,402	$421.4	5.56%	30,169	$419.0	5.61%	30,011	$412.7	5.51%	233	$2.4	(0.05)%	391	$8.7	0.05%
Allowance for loan losses	(627)			(617)			(629)			(10)			2
Other non-interest earning assets	4,598			4,689			5,113			(91)			(515)
Assets from discontinued operations	1,863			1,955			2,007			(92)			(144)
Total average assets	$36,236			$36,196			$36,502			$40			$(266)

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$4,897	$3.8	0.32%	$4,736	$3.8	0.32%	$4,736	$4.2	0.35%	$161	$-	-%	$161	($0.4)	(0.03)%
Savings	6,713	3.6	0.22	6,691	3.6	0.22	6,538	4.0	0.25	22	-	-	175	(0.4)	(0.03)
Time deposits	7,709	18.8	0.98	7,538	19.5	1.05	8,073	24.3	1.21	171	(0.7)	(0.07)	(364)	(5.5)	(0.23)
Total interest bearing deposits	19,319	26.2	0.54	18,965	26.9	0.57	19,347	32.5	0.67	354	(0.7)	(0.03)	(28)	(6.3)	(0.13)
Borrowings[1]	3,614	40.5	4.49	3,868	40.9	4.25	4,486	45.8	4.09	(254)	(0.4)	0.24	(872)	(5.3)	0.40
Total interest bearing liabilities	22,933	66.7	1.17	22,833	67.8	1.20	23,833	78.3	1.32	100	(1.1)	(0.03)	(900)	(11.6)	(0.15)
Net interest spread			4.39%			4.41%			4.19%			(0.02)%			0.20%
Non-interest bearing deposits	5,451			5,584			5,388			(133)			63
Other liabilities	915			894			1,006			21			(91)
Liabilities from discontinued operations	2,113			2,146			2,228			(33)			(115)
Stockholders' equity	4,824			4,739			4,047			85			777
Total average liabilities and stockholders' equity	$36,236			$36,196			$36,502			$40			$(266)

Adjusted net interest income / margin non-taxable equivalent basis		$354.7	4.68%		$351.2	4.70%		$334.4	4.47%		$3.5	(0.02)%		$20.3	0.21%
Accelerated amortization TARP discount and related deferred costs		414.1
Net interest income (expense) / margin non-taxable equivalent basis		($59.4)	(0.77)%

(1) Including the impact of the accelerated amortization, the total cost of borrowings for the second quarter 2014 would have been 50.31%.

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Six months ended			Six months ended
($ amounts in millions; yields not on a taxable equivalent basis)	30-Jun-14			30-Jun-13			Variance
	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$7,703	$81.8	2.13%	$6,957	$86.7	2.50%	$746	($4.9)	(0.37)%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	8,467	202.8	4.83	8,224	195.9	4.80	243	6.9	0.03
Construction	180	7.3	8.11	338	7.0	4.18	(158)	0.3	3.93
Mortgage	6,691	172.2	5.15	6,716	174.5	5.20	(25)	(2.3)	(0.05)
Consumer	3,828	191.7	10.10	3,723	188.9	10.23	105	2.8	(0.13)
Lease financing	545	20.5	7.50	542	22.2	8.19	3	(1.7)	(0.69)
Total loans not covered under loss sharing agreements with the FDIC	19,711	594.5	6.07	19,543	588.5	6.06	168	6.0	0.01
Loans covered under loss sharing agreements with the FDIC	2,872	164.1	11.50	3,391	142.3	8.45	(519)	21.8	3.05
Total loans	22,583	758.6	6.76	22,934	730.8	6.41	(351)	27.8	0.35
Total interest earning assets	30,286	$840.4	5.58%	29,891	$817.5	5.50%	395	$22.9	0.08%
Allowance for loan losses	(622)			(619)			(3)
Other non-interest earning assets	4,643			5,142			(499)
Assets from discontinued operations	1,909			2,018			(109)
Total average assets	$36,216			$36,432			($216)

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$4,817	$7.6	0.32%	$4,666	$8.6	0.37%	$151	($1.0)	(0.05)%
Savings	6,702	7.2	0.22	6,530	8.1	0.25	172	(0.9)	(0.03)
Time deposits	7,624	38.3	1.01	8,172	50.3	1.24	(548)	(12.0)	(0.23)
Total interest bearing deposits	19,143	53.1	0.56	19,368	67.0	0.70	(225)	(13.9)	(0.14)
Borrowings [1]	3,740	81.4	4.37	4,489	91.4	4.08	(749)	(10.0)	0.29
Total interest bearing liabilities	22,883	134.5	1.18	23,857	158.4	1.33	(974)	(23.9)	(0.15)
Net interest spread			4.40%			4.17%			0.23%
Non-interest bearing deposits	5,517			5,315			202
Other liabilities	905			1,036			(131)
Liabilities from discontinued operations	2,129			2,221			(92)
Stockholders' equity	4,782			4,003			779
Total average liabilities and stockholders' equity	$36,216			$36,432			($216)

Adjusted net interest income / margin non-taxable equivalent basis		$705.9	4.69%		$659.1	4.43%		$46.8	0.26%
Accelerated amortization of TARP discount
and related deferred costs		414.1
Net interest income/margin non-taxable equivalent basis		$291.8	1.95%

(1) Including the impact of the accelerated amortization, the total cost of borrowings for the six months ended June 30, 2014 would have been 26.51%.

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q2 2014 vs.	Q2 2014 vs.	Six months ended		Variance
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13	Q1 2014	Q2 2013	30-Jun-14	30-Jun-13	2014 vs. 2013
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$10,558	$10,748	$11,313	$(190)	$(755)	$21,306	$22,556	$(1,250)
Mortgage servicing rights fair value adjustments	(7,740)	(8,096)	(5,126)	356	(2,614)	(15,836)	(10,741)	(5,095)
Total mortgage servicing fees, net of fair value adjustments	2,818	2,652	6,187	166	(3,369)	5,470	11,815	(6,345)
Net gain (loss) on sale of loans, including valuation on loans held-for-sale	8,189	7,176	(351)	1,013	8,540	15,365	13,409	1,956
Trading account (loss) profit:
Unrealized gains (losses) on outstanding derivative positions	22	(760)	622	782	(600)	(738)	600	(1,338)
Realized (losses) gains on closed derivative positions	(7,241)	(5,390)	11,623	(1,851)	(18,864)	(12,631)	12,554	(25,185)
Total trading account (loss) profit	(7,219)	(6,150)	12,245	(1,069)	(19,464)	(13,369)	13,154	(26,523)
Total mortgage banking activities	$3,788	$3,678	$18,081	$110	$(14,293)	$7,466	$38,378	$(30,912)

Other Service Fees				Variance
	Quarters ended			Q2 2014 vs.	Q2 2014 vs.	Six months ended		Variance
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13	Q1 2014	Q2 2013	30-Jun-14	30-Jun-13	2014 vs. 2013
Other service fees:
Debit card fees	$11,000	$10,544	$10,395	$456	$605	$21,544	$20,460	$1,084
Insurance fees	12,406	11,719	11,550	687	856	24,125	23,157	968
Credit card fees	16,985	16,083	16,265	902	720	33,068	31,819	1,249
Sale and administration of investment products	7,456	6,457	10,243	999	(2,787)	13,913	18,960	(5,047)
Trust fees	4,566	4,463	4,154	103	412	9,029	8,612	417
Other fees	4,055	3,552	4,672	503	(617)	7,607	9,215	(1,608)
Total other service fees	$56,468	$52,818	$57,279	$3,650	$(811)	$109,286	$112,223	$(2,937)

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13	Q2 2014 vs. Q1 2014	Q2 2014 vs. Q2 2013
Loans not covered under FDIC loss sharing agreements:
Commercial	$8,155,547	$10,014,721	$9,917,840	$(1,859,174)	$(1,762,293)
Construction	179,059	176,766	297,010	2,293	(117,951)
Legacy [1]	162,941	197,164	262,228	(34,223)	(99,287)
Lease financing	546,868	546,880	538,348	(12)	8,520
Mortgage	6,664,448	6,669,376	6,603,587	(4,928)	60,861
Consumer	3,926,361	4,006,870	3,902,646	(80,509)	23,715
Total non-covered loans held-in-portfolio	$19,635,224	$21,611,777	$21,521,659	$(1,976,553)	$(1,886,435)
Loans covered under FDIC loss sharing agreements	2,736,102	2,870,054	3,199,998	(133,952)	(463,896)
Total loans held-in-portfolio	$22,371,326	$24,481,831	$24,721,657	$(2,110,505)	$(2,350,331)
Loans held-for-sale:
Commercial	$2,895	$-	$2,594	$2,895	$301
Construction	949	-	-	949	949
Legacy [1]	-	-	1,680	-	(1,680)
Mortgage	93,166	94,877	186,578	(1,711)	(93,412)
Total loans held-for-sale	$97,010	$94,877	$190,852	$2,133	$(93,842)
Total loans	$22,468,336	$24,576,708	$24,912,509	$(2,108,372)	$(2,444,173)

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

Note: Loans from discontinued operations as of June 30, 2014 are presented as part of “Assets from discontinued operations” in the Consolidated Statement of Financial Condition.

Deposits - Ending Balances
				Variance
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13	Q2 2014 vs. Q1 2014	Q2 2014 vs. Q2 2013
Demand deposits [1]	$6,412,632	$7,020,844	$6,655,895	$(608,212)	$(243,263)
Savings, NOW and money market deposits (non-brokered)	10,276,715	11,420,642	11,253,707	(1,143,927)	(976,992)
Savings, NOW and money market deposits (brokered)	543,032	581,562	509,415	(38,530)	33,617
Time deposits (non-brokered)	5,790,324	6,474,430	6,299,760	(684,106)	(509,436)
Time deposits (brokered CDs)	1,878,449	1,768,173	2,040,651	110,276	(162,202)
Total deposits	$24,901,152	$27,265,651	$26,759,428	$(2,364,499)	$(1,858,276)

[1] Includes interest and non-interest demand bearing deposits.

Note: Deposits from discontinued operations as of June 30, 2014 are presented as part of “Liabilities from discontinued operations” in the Consolidated Statement of Financial Condition.

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	30-Jun-14	As a % of loans HIP by category	31-Mar-14	As a % of loans HIP by category	30-Jun-13	As a % of loans HIP by category	Q2 2014 vs. Q1 2014	Q2 2014 vs. Q2 2013
Non-accrual loans:
Commercial	$278,133	3.4%	$306,929	3.1%	$323,155	3.3%	$(28,796)	$(45,022)
Construction	21,456	12.0	22,464	12.7	44,878	15.1	(1,008)	(23,422)
Legacy [1]	8,323	5.1	11,608	5.9	28,434	10.8	(3,285)	(20,111)
Lease financing	2,873	0.5	3,050	0.6	4,511	0.8	(177)	(1,638)
Mortgage	286,320	4.3	252,021	3.8	171,822	2.6	34,299	114,498
Consumer	42,630	1.1	39,262	1.0	41,067	1.1	3,368	1,563
Total non-performing loans held-in-
portfolio, excluding covered loans [2]	639,735	3.3%	635,334	2.9%	613,867	2.9%	4,401	25,868
Non-performing loans held-for-sale [3]	4,426		789		10,697		3,637	(6,271)
Other real estate owned (“OREO”),
excluding covered OREO	139,420		136,965		158,920		2,455	(19,500)
Total non-performing assets,
excluding covered assets	783,581		773,088		783,484		10,493	97
Covered loans and OREO	171,955		182,659		210,903		(10,704)	(38,948)
Total non-performing assets	$955,536		$955,747		$994,387		$(211)	$(38,851)
Accruing loans past due 90 days or more [4]	$420,251		$409,460		$414,055		$10,791	$6,196
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	3.26%		2.94%		2.85%
Allowance for loan losses to loans
held-in-portfolio	2.68		2.51		2.46
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	82.26		85.40		86.14
Ratios including covered loans:
Non-performing assets to total assets	2.61%		2.60%		2.71%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.93		2.69		2.60
Allowance for loan losses to loans
held-in-portfolio	2.79		2.62		2.57
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	95.28		97.13		99.01

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Total non-performing loans held-in-portfolio, excluding covered loans, excludes $9.5 million in discontinued operations as of June 30, 2014.

[3] Non-performing loans held-for-sale as of June 30, 2014 consisted of $582 thousand in mortgage loans, $3 million in commercial loans and $1 million in construction loans (March 31, 2014 - $789 thousand in mortgage loans; June 30, 2013 - $3 million in commercial loans, $2 million in legacy loans and $6 million in mortgage loans).

[4] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to nonperforming since the principal repayment is insured. These balances include $124 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2014 (March 31, 2014 - $117 million; June 30, 2013 - $101 million).

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-14			31-Mar-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$245,931	$60,998	$306,929	$186,097	$92,956	$279,053
Plus:
New non-performing loans	30,068	7,726	37,794	86,045	17,156	103,201
Advances on existing non-performing loans	-	951	951	-	6	6
Less:
Non-performing loans transferred to OREO	(4,103)	-	(4,103)	(3,700)	-	(3,700)
Non-performing loans charged-off	(14,377)	(5,470)	(19,847)	(10,278)	(4,092)	(14,370)
Loans returned to accrual status / loan collections	(3,967)	(15,475)	(19,442)	(12,233)	(14,934)	(27,167)
Loans transferred to held-for-sale	-	(16,130)	(16,130)	-	(30,094)	(30,094)
Non-performing loans transferred to discontinued operations	-	(8,019)	(8,019)	-	-	-
Ending balance NPLs	$253,552	$24,581	$278,133	$245,931	$60,998	$306,929

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-14			31-Mar-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$22,464	$-	$22,464	$18,108	$5,663	$23,771
Plus:
New non-performing loans	952	-	952	7,960	-	7,960
Less:
Non-performing loans charged-off	(42)	-	(42)	(416)	-	(416)
Loans returned to accrual status / loan collections	(1,918)	-	(1,918)	(3,188)	(5,663)	(8,851)
Ending balance NPLs	$21,456	$-	$21,456	$22,464	$-	$22,464

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-14			31-Mar-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$229,801	$22,220	$252,021	$206,389	$26,292	$232,681
Plus:
New non-performing loans	105,113	4,677	109,790	89,142	3,920	93,062
Less:
Non-performing loans transferred to OREO	(2,845)	(661)	(3,506)	(1,751)	(1,195)	(2,946)
Non-performing loans charged-off	(8,266)	(649)	(8,915)	(6,693)	(867)	(7,560)
Loans returned to accrual status / loan collections	(61,447)	(1,623)	(63,070)	(57,286)	(5,930)	(63,216)
Ending balance NPLs	$262,356	$23,964	$286,320	$229,801	$22,220	$252,021

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-14			31-Mar-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$11,608	$11,608	$-	$15,050	$15,050
Plus:
New non-performing loans	-	2,201	2,201	-	1,738	1,738
Advances on existing non-performing loans	-	49	49	-	5	5
Less:
Non-performing loans charged-off	-	(816)	(816)	-	(2,568)	(2,568)
Loans returned to accrual status / loan collections	-	(2,227)	(2,227)	-	(2,617)	(2,617)
Loans transferred to held-for-sale	-	(1,272)	(1,272)	-	-	-
Non-performing loans transferred to discontinued operations	-	(1,220)	(1,220)	-	-	-
Ending balance NPLs	$-	$8,323	$8,323	$-	$11,608	$11,608

Total non-performing loans held-in-portfolio (excluding consumer loans):
	Quarter ended			Quarter ended
	30-Jun-14			31-Mar-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$498,196	$94,826	$593,022	$410,594	$139,961	$550,555
Plus:
New non-performing loans	136,133	14,604	150,737	183,147	22,814	205,961
Advances on existing non-performing loans	-	1,000	1,000	-	11	11
Less:
Non-performing loans transferred to OREO	(6,948)	(661)	(7,609)	(5,451)	(1,195)	(6,646)
Non-performing loans charged-off	(22,685)	(6,935)	(29,620)	(17,387)	(7,527)	(24,914)
Loans returned to accrual status / loan collections	(67,332)	(19,325)	(86,657)	(72,707)	(29,144)	(101,851)
Loans transferred to held-for-sale	-	(17,402)	(17,402)	-	(30,094)	(30,094)
Non-performing loans transferred to discontinued operations	-	(9,239)	(9,239)	-	-	-
Ending balance NPLs	$537,364	$56,868	$594,232	$498,196	$94,826	$593,022

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	30-Jun-14					31-Mar-14					30-Jun-13
(Dollars in thousands)	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$542,575		$97,773	$640,348		$538,463		$102,092	$640,555		$583,501		$99,867	$683,368
Provision for loan losses - Continuing operations	50,074		11,604	61,678		54,122		25,714	79,836		228,975		25,500	254,475
Provision for loan losses - Discontinued operations	-		-	-		(6,764)		-	(6,764)		(5,067)		-	(5,067)
	592,649		109,377	702,026		585,821		127,806	713,627		807,409		125,367	932,776
Net loans charged-off (recovered):
BPPR
Commercial	9,309		5,438	14,747		15,173		7,648	22,821		29,968		1,108	31,076
Construction	(615)		3,700	3,085		(1,378)		21,092	19,714		(2,294)		15,702	13,408
Lease financing	1,144		1	1,145		656		-	656		1,213		-	1,213
Mortgage	9,926		2,251	12,177		8,516		1,656	10,172		12,589		2,255	14,844
Consumer	23,571		(678)	22,893		22,983		(363)	22,620		19,928		(155)	19,773
Total BPPR	43,335		10,712	54,047		45,950		30,033	75,983		61,404		18,910	80,314

BPNA
Commercial	910		-	910		1,987		-	1,987		2,144		-	2,144
Construction	-		-	-		(176)		-	(176)		-		-	-
Legacy [1]	(1,205)		-	(1,205)		(4,209)		-	(4,209)		(1,465)		-	(1,465)
Mortgage	393		-	393		870		-	870		3,018		-	3,018
Consumer	2,768		-	2,768		4,369		-	4,369		5,143		-	5,143
Discontinued operations	-		-	-		(5,545)		-	(5,545)		8,901		-	8,901
Total BPNA	2,866		-	2,866		(2,704)		-	(2,704)		17,741		-	17,741
Total loans charged-off (recovered) - Popular, Inc.	46,201		10,712	56,913		43,246		30,033	73,279		79,145		18,910	98,055
Net write-downs [3]	-		-	-		-		-	-		(199,502)		-	(199,502)
Net write-downs related to loans transferred to discontinued operations	(20,202)		-	(20,202)		-		-	-		-		-	-
Balance at end of period	$526,246		$98,665	$624,911		$542,575		$97,773	$640,348		$528,762		$106,457	$635,219

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.94%			1.01%		0.80%			1.20%		1.47%			1.58%
Provision for loan losses to net charge-offs [2]	1.08	x		1.08	x	1.10	x		1.00	x	0.69	x		0.82	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.09%			1.16%		1.16%			1.62%		1.55%			1.68%
Provision for loan losses to net charge-offs [2]	1.73	x		1.60	x	1.17	x		1.05	x	1.00	x		1.08	x

BPNA
Annualized net charge-offs (recoveries) to average loans held-in-portfolio				0.30%					(0.19)%					1.24%
Provision for loan losses to net charge-offs				N.M.					N.M.					N.M.

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Excluding provision for loan losses and net write-down related to the asset sale during the quarter ended June 30, 2013.

[3] Net write-downs for the quarter ended June 30, 2013 are related to loans sold.

N.M. - Not meaningful.

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

30-Jun-14
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$36,597	$883	$-	$53,815	$688	$29,043	$121,026
Impaired loans	[1]	$317,746	$21,094	$2,536	$466,243	$2,653	$122,106	$932,378
Specific ALLL to impaired loans	[1]	11.52%	4.19%	-%	11.54%	25.93%	23.79%	12.98%
General ALLL		$165,912	$4,459	$9,343	$84,113	$5,271	$136,122	$405,220
Loans held-in-portfolio, excluding impaired loans	[1]	$7,837,801	$157,965	$160,405	$6,198,205	$544,215	$3,804,255	$18,702,846
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	2.12%	2.82%	5.82%	1.36%	0.97%	3.58%	2.17%
Total ALLL		$202,509	$5,342	$9,343	$137,928	$5,959	$165,165	$526,246
Total non-covered loans held-in-portfolio	[1]	$8,155,547	$179,059	$162,941	$6,664,448	$546,868	$3,926,361	$19,635,224
ALLL to loans held-in-portfolio	[1]	2.48%	2.98%	5.73%	2.07%	1.09%	4.21%	2.68%

[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of June 30, 2014 the general allowance on the covered loans amounted to $98.7 million, while the specific reserve amounted to $8 thousand.

[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

31-Mar-14
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$30,892	$243	$-	$53,916	$672	$29,413	$115,136
Impaired loans	[1]	$334,975	$22,011	$3,710	$458,513	$2,455	$124,836	$946,500
Specific ALLL to impaired loans	[1]	9.22%	1.10%	-%	11.76%	27.37%	23.56%	12.16%
General ALLL		$141,122	$5,059	$13,272	$109,047	$9,811	$149,128	$427,439
Loans held-in-portfolio, excluding impaired loans	[1]	$9,679,746	$154,755	$193,454	$6,210,863	$544,425	$3,882,034	$20,665,277
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.46%	3.27%	6.86%	1.76%	1.80%	3.84%	2.07%
Total ALLL		$172,014	$5,302	$13,272	$162,963	$10,483	$178,541	$542,575
Total non-covered loans held-in-portfolio	[1]	$10,014,721	$176,766	$197,164	$6,669,376	$546,880	$4,006,870	$21,611,777
ALLL to loans held-in-portfolio	[1]	1.72%	3.00%	6.73%	2.44%	1.92%	4.46%	2.51%

[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of March 31, 2014 the general allowance on the covered loans amounted to $97.7 million.

[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$ 5,705	$ 640	$ -	$ (101)	$ 16	$ (370)	$ 5,890
Impaired loans	$ (17,229)	$ (917)	$ (1,174)	$ 7,730	$ 198	$ (2,730)	$ (14,122)
General ALLL	$ 24,790	$ (600)	$ (3,929)	$ (24,934)	$ (4,540)	$ (13,006)	$ (22,219)
Loans held-in-portfolio, excluding impaired loans	$ (1,841,945)	$ 3,210	$ (33,049)	$ (12,658)	$ (210)	$ (77,779)	$ (1,962,431)
Total ALLL	$ 30,495	$ 40	$ (3,929)	$ (25,035)	$ (4,524)	$ (13,376)	$ (16,329)
Total non-covered loans held-in-portfolio	$ (1,859,174)	$ 2,293	$ (34,223)	$ (4,928)	$ (12)	$ (80,509)	$ (1,976,553)

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

30-Jun-14
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$36,597	$883	$39,341	$688	$28,458	$105,967
General ALLL non-covered loans	147,638	4,308	81,058	5,271	122,024	360,299
ALLL - non-covered loans	184,235	5,191	120,399	5,959	150,482	466,266
Specific ALLL covered loans	8	-	-	-	-	8
General ALLL covered loans	46,685	8,996	38,941	-	4,035	98,657
ALLL - covered loans	46,693	8,996	38,941	-	4,035	98,665
Total ALLL	$230,928	$14,187	$159,340	$5,959	$154,517	$564,931
Loans held-in-portfolio:
Impaired non-covered loans	$307,762	$21,094	$414,636	$2,653	$119,604	$865,749
Non-covered loans held-in-portfolio, excluding impaired loans	5,991,218	114,589	5,043,936	544,215	3,296,245	14,990,203
Non-covered loans held-in-portfolio	6,298,980	135,683	5,458,572	546,868	3,415,849	15,855,952
Impaired covered loans	2,823	2,419	-	-	-	5,242
Covered loans held-in-portfolio, excluding impaired loans	1,743,144	80,344	867,075	-	40,297	2,730,860
Covered loans held-in-portfolio	1,745,967	82,763	867,075	-	40,297	2,736,102
Total loans held-in-portfolio	$8,044,947	$218,446	$6,325,647	$546,868	$3,456,146	$18,592,054

31-Mar-14
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$30,892	$243	$36,322	$672	$29,170	$97,299
General ALLL non-covered loans	93,242	4,836	101,474	9,811	128,078	337,441
ALLL - non-covered loans	124,134	5,079	137,796	10,483	157,248	434,740
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	38,589	15,966	38,848	-	4,370	97,773
ALLL - covered loans	38,589	15,966	38,848	-	4,370	97,773
Total ALLL	$162,723	$21,045	$176,644	$10,483	$161,618	$532,513
Loans held-in-portfolio:
Impaired non-covered loans	$304,531	$22,011	$406,053	$2,455	$122,291	$857,341
Non-covered loans held-in-portfolio, excluding impaired loans	6,138,467	119,592	5,018,808	544,425	3,284,286	15,105,578
Non-covered loans held-in-portfolio	6,442,998	141,603	5,424,861	546,880	3,406,577	15,962,919
Impaired covered loans	5,540	-	-	-	-	5,540
Covered loans held-in-portfolio, excluding impaired loans	1,786,145	127,444	907,069	-	43,856	2,864,514
Covered loans held-in-portfolio	1,791,685	127,444	907,069	-	43,856	2,870,054
Total loans held-in-portfolio	$8,234,683	$269,047	$6,331,930	$546,880	$3,450,433	$18,832,973

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$5,705	$640	$3,019	$16	$(712)	$8,668
General ALLL non-covered loans	54,396	(528)	(20,416)	(4,540)	(6,054)	22,858
ALLL - non-covered loans	60,101	112	(17,397)	(4,524)	(6,766)	31,526
Specific ALLL covered loans	8	-	-	-	-	8
General ALLL covered loans	8,096	(6,970)	93	-	(335)	884
ALLL - covered loans	8,104	(6,970)	93	-	(335)	892
Total ALLL	$68,205	$(6,858)	$(17,304)	$(4,524)	$(7,101)	$32,418
Loans held-in-portfolio:
Impaired non-covered loans	$3,231	$(917)	$8,583	$198	$(2,687)	$8,408
Non-covered loans held-in-portfolio, excluding impaired loans	(147,249)	(5,003)	25,128	(210)	11,959	(115,375)
Non-covered loans held-in-portfolio	(144,018)	(5,920)	33,711	(12)	9,272	(106,967)
Impaired covered loans	(2,717)	2,419	-	-	-	(298)
Covered loans held-in-portfolio, excluding impaired loans	(43,001)	(47,100)	(39,994)	-	(3,559)	(133,654)
Covered loans held-in-portfolio	(45,718)	(44,681)	(39,994)	-	(3,559)	(133,952)
Total loans held-in-portfolio	$(189,736)	$(50,601)	$(6,283)	$(12)	$5,713	$(240,919)

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

30-Jun-14
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$14,474	$585	$15,059
General ALLL	18,274	151	9,343	3,055	14,098	44,921
Total ALLL	$18,274	$151	$9,343	$17,529	$14,683	$59,980
Loans held-in-portfolio:
Impaired loans	$9,984	$-	$2,536	$51,607	$2,502	$66,629
Loans held-in-portfolio, excluding impaired loans	1,846,583	43,376	160,405	1,154,269	508,010	3,712,643
Total loans held-in-portfolio	$1,856,567	$43,376	$162,941	$1,205,876	$510,512	$3,779,272

31-Mar-14
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$17,594	$243	$17,837
General ALLL	47,880	223	13,272	7,573	21,050	89,998
Total ALLL	$47,880	$223	$13,272	$25,167	$21,293	$107,835
Loans held-in-portfolio:
Impaired loans	$30,444	$-	$3,710	$52,460	$2,545	$89,159
Loans held-in-portfolio, excluding impaired loans	3,541,279	35,163	193,454	1,192,055	597,748	5,559,699
Total loans held-in-portfolio	$3,571,723	$35,163	$197,164	$1,244,515	$600,293	$5,648,858

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$(3,120)	$342	$(2,778)
General ALLL	(29,606)	(72)	(3,929)	(4,518)	(6,952)	(45,077)
Total ALLL	$(29,606)	$(72)	$(3,929)	$(7,638)	$(6,610)	$(47,855)
Loans held-in-portfolio:
Impaired loans	$(20,460)	$-	$(1,174)	$(853)	$(43)	$(22,530)
Loans held-in-portfolio, excluding impaired loans	(1,694,696)	8,213	(33,049)	(37,786)	(89,738)	(1,847,056)
Total loans held-in-portfolio	$(1,715,156)	$8,213	$(34,223)	$(38,639)	$(89,781)	$(1,869,586)

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	30-Jun-14	31-Mar-14	30-Jun-13
Total stockholders’ equity	$4,260,441	$4,745,747	$4,195,036
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(461,246)	(647,757)	(647,757)
Less: Other intangibles	(40,122)	(42,625)	(49,359)
Total tangible common equity	$3,708,913	$4,005,205	$3,447,760
Total assets	$36,587,902	$36,744,162	$36,684,594
Less: Goodwill	(461,246)	(647,757)	(647,757)
Less: Other intangibles	(40,122)	(42,625)	(49,359)
Total tangible assets	$36,086,534	$36,053,780	$35,987,478
Tangible common equity to tangible assets	10.28%	11.11%	9.58%
Common shares outstanding at end of period	103,472,979	103,455,535	103,276,131
Tangible book value per common share	$35.84	$38.71	$33.38

(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13
Common stockholders’ equity	$4,210,281	$4,695,587	$4,144,876
Less: Unrealized losses (gains) on available-for-sale securities, net of tax[1]	(4,071)	22,255	(23,990)
Less: Disallowed deferred tax assets[2]	(636,081)	(624,364)	(647,010)
Less: Disallowed goodwill and other intangible assets, net of deferred tax liability	(447,182)	(639,158)	(650,452)
Less: Aggregate adjusted carrying value of all non-financial equity investments	(1,381)	(1,499)	(1,357)
Add: Adjustment of pension and postretirement benefit plans and unrealized gains
(losses) on cash flow hedges, net of tax[3]	103,263	103,524	216,823
Total Tier 1 common equity	$3,224,829	$3,556,345	$3,038,890
Tier 1 common equity to risk-weighted assets	13.51%	15.07%	13.04%

[1] In accordance with regulatory risk-based capital guidelines, Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

[2] Approximately $159 million of the Corporation’s $789 million of net deferred tax assets included as “Other assets” in the consolidated statement of financial condition at June 30, 2014 (March 31, 2014 - $154 million and $774 million, respectively; June 30, 2013 - $178 million and $864 million, respectively), were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $636 million of such assets at June 30, 2014 (March 31, 2014 - $624 million; June 30, 2013 - $647 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets”, were deducted in arriving at Tier 1 capital. The remaining $(6) million of the Corporation’s other net deferred tax assets at June 30, 2014 (March 31, 2014 - $(4) million; June 30, 2013 - $39 million) represented primarily the following items: (a) the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines; (b) the deferred tax asset corresponding to the pension liability adjustment recorded as part of accumulated other comprehensive income; and (c) the deferred tax liabilities associated with goodwill and other intangibles.

[3] The Federal Reserve Bank has granted interim capital relief for the impact of pension liability adjustment.

Popular, Inc.
Financial Supplement to Second Quarter 2014 Earnings Release
Table O - Financial Information - Westernbank Covered Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	30-Jun-14	31-Mar-14	Variance
Interest income on covered loans	$82,975	$81,098	$1,877
FDIC loss share expense:
Amortization of indemnification asset	(72,095)	(48,946)	(23,149)
80% mirror accounting on credit impairment losses [1]	10,372	15,090	(4,718)
80% mirror accounting on reimbursable expenses	11,085	12,745	(1,660)
80% mirror accounting on recoveries on covered assets,
including rental income on OREOs,
subject to reimbursement to the FDIC	(3,557)	(4,392)	835
Change in true-up payment obligation	(1,206)	1,168	(2,374)
Other	140	129	11
Total FDIC loss share expense	(55,261)	(24,206)	(31,055)
Total revenues	27,714	56,892	(29,178)
Provision for loan losses	11,604	25,714	(14,110)
Total revenues less provision for loan losses	$16,110	$31,178	$(15,068)

[1] Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended
(In thousands)	30-Jun-14	31-Mar-14	Variance
Professional fees	$4,726	$4,798	$(72)
OREO expenses	5,249	4,029	1,220
Other operating expenses	2,868	4,796	(1,928)
Total operating expenses	$12,843	$13,623	$(780)
Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	30-Jun-14	31-Mar-14	Variance
Covered loans	$2,811	$2,934	$(123)
FDIC loss share asset	792	899	(107)

Activity in the carrying amount and accretable yield of covered loans accounted for under ASC 310-30

	Quarters ended
	30-Jun-14		31-Mar-14
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,218,212	$2,733,122	$1,309,205	$2,827,947
Accretion	(79,863)	79,863	(79,118)	79,118
Changes in expected cash flows	142,409	-	(11,875)	-
Collections / charge-offs	-	(202,321)	-	(173,943)
Ending balance	1,280,758	2,610,664	1,218,212	2,733,122
Allowance for loan losses - ASC 310-30 covered loans	-	(90,892)	-	(90,371)
Ending balance, net of allowance for loan losses	$1,280,758	$2,519,772	$1,218,212	$2,642,751

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		30-Jun-14		31-Mar-14
Balance at beginning of period		$833,721		$948,608
Amortization		(72,095)		(48,946)
Credit impairment losses to be covered under loss sharing agreements		10,372		15,090
Reimbursable expenses to be covered under loss sharing agreements		11,085		12,745
Net payments to (from) FDIC under loss sharing agreements		(31,530)		(81,327)
Other adjustments attributable to FDIC loss sharing agreements		-		(12,449)
Balance at end of period		$751,553		$833,721

Activity in the remaining FDIC loss share asset amortization

		Quarters ended
(In thousands)		30-Jun-14		31-Mar-14
Balance at beginning of period		$71,634		$103,691
Amortization		(72,095)		(48,946)
Impact of lower projected losses		106,400		16,889
Balance at end of period		$105,939		$71,634

POPULAR, INC.
Financial Supplement to Second Quarter 2014 Earnings Release
Table P - Financial Information from Discontinued Operations
(Unaudited)

Assets and Liabilities from Discontinued Operations

(In thousands)					30-Jun-14

Cash					$18,923
Loans held-for-sale					1,783,998
Premises and equipment, net					17,553
Other assets					7,908
Total assets					$1,828,382 *

Deposits					$2,058,309
Short-term borrowings					2,998
Other liabilities					18,435
Total liabilities					$2,079,742 *
Net liabilities					$(251,360)
* Assets and liabilities from discontinued operations are mostly held for sale

Components of Net (Loss) Income from Discontinued Operations

	Quarters ended			Six months ended
(In thousands)	30-Jun-14	31-Mar-14	30-Jun-13	30-Jun-14	30-Jun-13

Net interest income	$19,092	$21,797	$21,308	$40,889	$42,977
Provision (reversal) for loan losses	-	(6,764)	(5,067)	(6,764)	(7,860)
Non-interest income	9,388	10,533	4,645	19,921	8,392
Personnel costs	12,117	8,852	8,320	20,969	16,728
Net occupancy expenses	2,845	4,331	3,049	7,176	6,030
Professional fees	5,903	2,793	2,949	8,696	5,709
Goodwill impairment charge	186,511	-	-	186,511	-
Other operating expenses	2,833	3,213	1,404	6,046	5,728
Net (loss) income from discontinued operations	$(181,729)	$19,905	$15,298	$(161,824)	$25,034

POPULAR, INC.
Financial Supplement to Second Quarter 2014 Earnings Release
Table Q - Restructuring Charges
(Unaudited)

Restructuring Charges
Quarter ended
(In thousands)	30-Jun-14

Personnel costs	$3,630
Net occupancy expenses	271
Equipment expenses	190
Professional fees	448
Other operating expenses	35
Total restructuring costs	$4,574

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications